AMENDMENT TO CONSULTING AGREEMENT

This Amendment to Consulting Agreement (Amendment) is entered into on July 30, 2017, in order to amend the Consulting Agreement (Agreement) by and among Andy Tucker, and Eco Science Solutions, Inc., hereinafter, collectively referred to as the "Parties" and entered into on June 21, 2017.

WHEREAS, this Amendment is effective June 21, 2017, and serves only to amend the following Paragraph 6 in the Consulting Agreement, which states as follows:

6. Benefits. Consultant shall be entitled to 3,000,000 options of ESSI Company's common stock at a price of $2.00 per share with vesting over 2 year period.

WHEREAS, the Parties agree and hereby do authorize the elimination of the above-referenced Paragraph 6, to the extent that the Parties do hereby agree to eliminate the reference to the purchase of 3,000,000 Shares of Common Stock at a price of $2.00 per share; said options will vest over a 24 months period.

This Amendment amends the provision of Paragraph 6 of the Consulting Agreement, wherein, the provision stating that the Consultant shall have the option to purchase 3,000,000 Shares of the Company's common stock at $2.00 per share is eliminated. All other terms and conditions of the Consulting Agreement remain the same.

The undersigned, by signing below, do hereby acknowledge that they have received, reviewed, understand and agree with the terms set forth in this Amendment to the Consulting Agreement.

ECO SCIENCE SOLUTIONS, INC.

By:	/s/Jeffrey Taylor	Date:	July 30, 2017
Jeffrey Taylor, CEO

By:	/s/Andy Tucker	Date:	July 30, 2017
Andy Tucker